NEWS FOR IMMEDIATE RELEASE

January 26, 2016                                                                                                                             For Further Information Contact:

John Iannone
Vice President, Investor Relations

(304) 905-7021
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces 2015 Net Income

(Wheeling, WV)… Todd F. Clossin, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced net income and related earnings per share for the three and twelve months ended December 31, 2015.  Net income for 2015 was $80.8 million or $2.15 per diluted share compared to $70.0 million or $2.39 per diluted share for 2014.  Net income for the three months ended December 31, 2015 was $23.0 million, while diluted earnings per share were $0.60, compared to $16.5 million or $0.56 per diluted share for the fourth quarter of 2014.  For the year ended December 31, 2015, net income excluding after-tax merger-related expenses (non-GAAP measure), increased 24.2% to $88.0 million compared to $70.8 million for 2014, while diluted earnings per share, excluding after-tax merger-related expenses (non-GAAP measure), totaled $2.34, compared to $2.41 per share for 2014.

	For the Three Months Ended December 31,				For the Twelve Months Ended December 31,
	2015		2014		2015		2014
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income (Non-GAAP)(1)	$ 23,033	$ 0.60	$ 17,363	$ 0.59	$ 87,965	$ 2.34	$ 70,825	$ 2.41
Less: After tax merger-related expenses	(31)	-	(851)	(0.03)	(7,203)	(0.19)	(851)	(0.03)
Net income (GAAP)	$ 23,002	$ 0.60	$ 16,512	$ 0.56	$ 80,762	$ 2.15	$ 69,974	$ 2.39
(1) Non-GAAP net income excludes after-tax merger related expenses. Non-GAAP measures are defined on page 10 under "Non-GAAP Financial Measures."

  WesBanco's results for the three and twelve months ended December 31, 2015 included ESB Financial Corporation's ("ESB") results from February 10, 2015, the date of consummation of the merger.  ESB was a Pennsylvania thrift holding company with approximately $2.0 billion in assets and 23 offices in southwestern Pennsylvania.

"Fiscal 2015 was another successful year for WesBanco.  We grew to $8.5 billion in assets with the completion of our largest acquisition to-date, and subsequently achieved top ten market share in the Pittsburgh metropolitan area.  We delivered positive operating leverage on record earnings of $81 million," said Mr. Clossin.  "During 2015, we realized total loan growth of 24%, including organic loan growth of 7%, while continuing to improve our already strong credit quality ratios.  Our growth during the quarter was supported by diligently managing our cost structure as reflected in further improvement in our efficiency ratio.  In addition, we generated returns on average assets and average tangible equity (non-GAAP measure) of 1.07% and 14.68%, respectively."

Mr. Clossin added, "Our strong regulatory and compliance framework, coupled with our diversification and balanced growth, helped us to once again be named to Forbes Magazine's 2016 list of America's Best Banks.  We are excited about our opportunities for the upcoming year, and look forward to executing on our growth strategies as we provide additional value to our customers and shareholders."

Financial Condition

Total assets at December 31, 2015 increased 34.5% or $2.2 billion compared to December 31, 2014, with approximately $2.0 billion from the acquisition of ESB and $0.2 billion from organic growth exclusive of ESB.  Portfolio loans increased $979.1 million, with $701.0 million from the acquisition and $278.1 million from loan growth exclusive of ESB.  Organic loan growth in 2015 was 6.8%, primarily achieved through $1.8 billion in loan originations compared to $1.4 billion last year. Organic loan growth occurred in all loan categories, with approximately 15.2% of the growth in commercial and industrial loans and 22.0% in home equity loans.  Loan growth was driven by increased business activity, additional commercial and residential lending personnel in our urban markets, focused marketing efforts and continued improvement in loan origination processes. Deposits increased $1.0 billion compared to December 31, 2014, due to the acquisition.  Non-interest bearing deposits, excluding $128.0 million from the acquisition, were up 11.5% over the last year. Excluding certificates of deposit and acquired deposits from ESB, deposits increased $166.8 million or 4.5%

from December 31, 2014, with deposits from Marcellus and Utica shale gas customers contributing $140.9 million to the increase.  Certificates of deposit, excluding $645.1 million from ESB, decreased $392.4 million from December 31, 2014 due to lower rate offerings for single service maturing CDs and customer preferences for other deposit types as we remix our deposits to emphasize multiple relationship customers.

WesBanco continues to maintain strong regulatory capital ratios after the ESB acquisition and implementation of the new BASEL III capital standards.  At December 31, 2015, Tier I leverage was 9.38%, Tier I Risk-Based capital was 13.39%, and Total Risk-Based capital was 14.15%.  Both consolidated and bank-level regulatory capital ratios are well above the applicable, revised "well-capitalized" standards promulgated by bank regulators, as well as the recently finalized BASEL III capital standards.  As required by BASEL III, a new ratio for 2015, Common Equity Tier 1 capital ratio (CET 1), was 11.70% for the fourth quarter of 2015, significantly above the requirement of 4.5%. Total tangible equity to tangible assets (non-GAAP measure) was 7.95% at December 31, 2015, increasing from pre-acquisition 7.88% at December 31, 2014, and improved over each of the first three quarters of 2015. Strong earnings and increased total capital have enabled WesBanco to increase the quarterly dividend rate, currently at $0.23 per share, eight times over the last five years, cumulatively representing a 64% increase.  The most recent increase was $0.01 per share in the first quarter of 2015.

Credit Quality

The provision for credit losses increased 30.4% due to loan growth in 2015.  Net charge-offs for 2015 as a percentage of average portfolio loans of 0.23% were unchanged from 2014.

Non-performing loans, including TDRs, as well as criticized and classified loans, improved as a percentage of total portfolio loans from their pre-acquisition levels in the fourth quarter of 2014. Total non-performing loans were 1.04% of total loans at December 31, 2015, decreasing from 1.25% of total loans at December 31, 2014. Criticized and classified loans were 1.57% of total loans, improving from 1.99% of total loans a year ago.  Past due loans at December 31, 2015 were 0.28% of total loans, improving slightly from 0.29% at December 31, 2014.

The allowance for loan losses represented 0.82% of total portfolio loans at December 31, 2015.  If the acquired ESB loans (which were recorded at fair value at the date of acquisition of $701.0 million) were excluded from the ratio, the allowance would approximate 0.96% of the adjusted loan total as compared to 1.09% at the end of 2014 before the acquisition.

Net Interest Income

Net interest income increased $43.8 million or 22.6% in 2015 compared to 2014 due to a 29.9% increase in average earning assets, primarily through the acquisition, and through a 6.7% increase in average loan balances, exclusive of ESB, partially offset by a 20 basis point decrease in the net interest margin.

The net interest margin decreased to 3.41% in 2015 compared to 3.61% in 2014. The decrease in the net interest margin is primarily due to a change in the mix of investments to total average earning assets from 28.1% in 2014 to 32.3% in 2015, a 41 basis point decline in the average rate earned on securities due to lower yields from a restructuring of the ESB portfolio and a decrease of 14 basis points for total loans due to repricing of existing loans and competitive pricing on new loans.  The lower rates were due to the low interest rate environment and were somewhat mitigated by a reduction in funding costs of 9 basis points.  In addition, the aforementioned loan growth improves asset yields as the average rate on loans is higher than the average rate on securities. Funding costs continued to decrease in 2015 primarily as a result of a 29 basis point decrease in the average rate on CDs as higher-rate CDs matured, somewhat offset by higher FHLB borrowing costs. Overall, excluding CDs and acquired deposits from ESB, average deposits increased 5.5% in 2015 compared to 2014 with a decrease in total rate of 10 basis points on interest bearing deposits.  For the fourth quarter, net interest income increased by $11.6 million or 23.7% compared to the fourth quarter of 2014, as average earning assets increased by 34.6% including a 5.9% increase in average loans, exclusive of ESB, and the net interest margin decreased by 28 basis points.

Non-Interest Income

For 2015, non-interest income increased $6.0 million or 8.7% compared to 2014. Trust fees increased $0.8 million or 3.9% from customer and revenue development initiatives.  Service charges on deposits increased $0.6 million or 3.8% from the addition of ESB and an overall evaluation of the fee schedule.  Electronic banking fees increased $1.7 million or 13.0% from increases in transaction volume.  Net security brokerage revenue increased by $0.8 million or 11.1% through the addition of support and sales staff in several regions. Net gains on sales of mortgage loans increased $0.5 million or 29.1% from increases in originations and a larger percentage of originations being sold in the secondary market. Net losses on other assets improved by $1.4 million due to a $1.4 million charge in the third quarter of 2014 relating to the prepayment of certain repurchase agreements.  For the fourth quarter of 2015, non-interest income increased by $3.5 million or 20.9%, reflecting similar trends as in the year-to-date period, while bank-owned life insurance increased by $0.6 million or 54.1% due to a death benefit, and net securities gains increased by $0.7 million.

Non-Interest Expense

The following paragraph on non-interest expense excludes annual after-tax merger-related expenses of $7.2 million in 2015 and $0.9 million in 2014.  In 2015, non-interest expense grew 14.0%, compared to 2014, primarily due to the ESB acquisition.  With net revenue growth of 19.0%, the efficiency ratio improved in 2015 to 57.1% from 59.6% in 2014. Overall, non-interest expense increased $22.5 million or 14.0% in 2015, principally from the acquisition which increased assets by $2.0 billion and added 23 offices to our branch network.  Salaries and wages increased $9.9 million or 14.7%, due to a 13.0% increase in average full-time equivalent employees from the merger and routine annual adjustments to compensation, partially offset by increased deferrals of compensation costs on new loan originations. Employee benefits expense increased $5.4 million or 25.0%, primarily from increased pension, health insurance, social security contributions and other benefit plan costs.  Net occupancy increased $1.5 million principally due to increased building-related costs including utilities, lease expense, and depreciation. Equipment costs increased $1.7 million related to continuous improvements in computer system infrastructure, and origination and customer support systems.  Amortization of intangible assets increased $1.2 million from additional ESB intangible assets, related to core deposits and non-compete agreements. In the fourth quarter, non-interest expense increased by $6.2 million or 15.2% compared to the fourth quarter of 2014, reflecting factors similar to the 12 month period.

Financial Results Conference Call

WesBanco will also host a conference call to discuss the Company's financial results for the fourth quarter of 2015 at 10 a.m. ET on Wednesday, January 27, 2016.  Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com.  Participants can also listen to the conference call by dialing 888-347-6607, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call.  Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

WesBanco is a multi-state bank holding company with total assets of approximately $8.5 billion, operating through 141 branch locations and 129 ATMs in West Virginia, Ohio, and Pennsylvania.  WesBanco's banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:
Forward-looking statements in this report relating to WesBanco's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco's Form 10-K for the year ended December 31, 2014 and documents subsequently filed by WesBanco with the Securities and Exchange Commission ("SEC"), including WesBanco's Form 10-Q for the quarters ended March 31, June 30 and September 30, 2015, which are available at the SEC's website, www.sec.gov or at WesBanco's website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco's most recent Annual Report on Form 10-K filed with the SEC under "Risk Factors" in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco's operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 4

(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Year Ended
STATEMENT OF INCOME	December 31,			December 31,
Interest and dividend income	2015	2014	% Change	2015	2014	% Change
Loans, including fees	$ 52,080	$ 43,491	19.7	$ 203,993	$ 172,182	18.5
Interest and dividends on securities:
Taxable	10,522	7,181	46.5	39,314	29,233	34.5
Tax-exempt	4,644	3,356	38.4	16,764	13,589	23.4
Total interest and dividends on securities	15,166	10,537	43.9	56,078	42,822	31.0
Other interest income	414	157	163.7	1,641	987	66.3
Total interest and dividend income	67,660	54,185	24.9	261,712	215,991	21.2
Interest expense
Interest bearing demand deposits	518	400	29.5	1,943	1,568	23.9
Money market deposits	484	483	0.2	1,914	1,877	2.0
Savings deposits	165	134	23.1	640	532	20.3
Certificates of deposit	2,630	2,980	(11.7)	11,033	13,286	(17.0)
Total interest expense on deposits	3,797	3,997	(5.0)	15,530	17,263	(10.0)
Federal Home Loan Bank borrowings	2,353	318	639.9	5,510	968	469.2
Other short-term borrowings	116	78	48.7	370	1,333	(72.2)
Junior subordinated debt owed to unconsolidated subsidiary trusts	774	806	(4.0)	3,315	3,199	3.6
Total interest expense	7,040	5,199	35.4	24,725	22,763	8.6
Net interest income	60,620	48,986	23.7	236,987	193,228	22.6
Provision for credit losses	2,585	1,880	37.5	8,353	6,405	30.4
Net interest income after provision for credit losses	58,035	47,106	23.2	228,634	186,823	22.4
Non-interest income
Trust fees	5,244	5,115	2.5	21,900	21,069	3.9
Service charges on deposits	4,401	4,028	9.3	16,743	16,135	3.8
Electronic banking fees	3,691	3,159	16.8	14,361	12,708	13.0
Net securities brokerage revenue	1,795	1,389	29.2	7,692	6,922	11.1
Bank-owned life insurance	1,598	1,037	54.1	4,863	4,614	5.4
Net gains on sales of mortgage loans	612	426	43.7	2,071	1,604	29.1
Net securities gains	880	147	498.6	948	903	5.0
Net gain / (loss) on other real estate owned and other assets	189	212	(10.8)	356	(1,006)	135.4
Other income	1,616	1,047	54.3	5,532	5,555	(0.4)
Total non-interest income	20,026	16,560	20.9	74,466	68,504	8.7
Non-interest expense
Salaries and wages	19,872	16,707	18.9	77,340	67,408	14.7
Employee benefits	6,745	5,229	29.0	26,896	21,518	25.0
Net occupancy	3,336	2,857	16.8	13,635	12,122	12.5
Equipment	3,506	3,008	16.6	13,194	11,542	14.3
Marketing	1,425	1,250	14.0	5,646	5,242	7.7
FDIC insurance	1,093	833	31.2	4,107	3,376	21.7
Amortization of intangible assets	811	466	74.0	3,136	1,920	63.3
Restructuring and merger-related expense	48	1,309	(96.3)	11,082	1,309	746.6
Other operating expenses	10,058	10,313	(2.5)	38,887	37,196	4.5
Total non-interest expense	46,894	41,972	11.7	193,923	161,633	20.0
Income before provision for income taxes	31,167	21,694	43.7	109,177	93,694	16.5
Provision for income taxes	8,165	5,182	57.6	28,415	23,720	19.8
Net Income	$ 23,002	$ 16,512	39.3	$ 80,762	$ 69,974	15.4

Taxable equivalent net interest income	$ 63,121	$ 50,793	24.3	$ 246,014	$ 200,545	22.7

Per common share data
Net income per common share - basic	$ 0.60	$ 0.56	7.1	$ 2.15	$ 2.39	(10.0)
Net income per common share - diluted	0.60	0.56	7.1	2.15	2.39	(10.0)
Dividends declared	0.23	0.22	4.5	0.92	0.88	4.5
Book value (period end)				29.18	26.90	8.5
Tangible book value (period end) (1)				16.51	16.09	2.6
Average common shares outstanding - basic	38,507,772	29,291,440	31.5	37,488,331	29,249,499	28.2
Average common shares outstanding - diluted	38,538,771	29,383,506	31.2	37,547,127	29,333,876	28.0
Period end common shares outstanding	38,459,635	29,298,188	31.3	38,459,635	29,298,188	31.3

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Year Ended
	December 31,
	2015	2014	% Change

Return on average assets	0.99%	1.12%	(11.61)%
Return on average equity	7.62	8.97	(15.05)
Return on average tangible equity (1)	13.41	15.39	(12.87)
Yield on earning assets (2)	3.75	4.02	(6.72)
Cost of interest bearing liabilities	0.43	0.52	(17.31)
Net interest spread (2)	3.32	3.50	(5.14)
Net interest margin (2)	3.41	3.61	(5.54)
Efficiency (1) (2)	57.05	59.59	(4.26)
Average loans to average deposits	78.53	76.89	2.13
Annualized net loan charge-offs/average loans	0.23	0.23	-
Effective income tax rate	26.03	25.32	2.80

	For the Quarter Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2015	2015	2015	2015	2014

Return on average assets	1.07%	1.05%	1.05%	0.75%	1.04%
Return on average equity	8.11	7.96	7.89	5.89	8.17
Return on average tangible equity (1)	14.68	14.58	13.67	10.62	13.77
Yield on earning assets (2)	3.69	3.70	3.76	3.93	3.96
Cost of interest bearing liabilities	0.47	0.42	0.41	0.43	0.47
Net interest spread (2)	3.22	3.28	3.35	3.50	3.49
Net interest margin (2)	3.32	3.36	3.44	3.59	3.60
Efficiency (1) (2)	56.34	57.60	56.11	58.24	60.37
Average loans to average deposits	80.66	78.75	76.52	77.98	79.07
Annualized net loan charge-offs/average loans	0.20	0.30	0.25	0.16	0.23
Effective income tax rate	26.20	25.88	26.90	24.59	23.89
Trust assets, market value at period end	$ 3,625,411	$ 3,650,043	$ 3,843,792	$ 3,852,165	$ 3,840,540

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands, except shares)					% Change
Balance sheets	December 31,			Sept. 30,	September 30, 2015
Assets	2015	2014	% Change	2015	to December 31, 2015
Cash and due from banks	$ 75,707	$ 85,597	(11.6)	$ 90,831	(16.7)
Due from banks - interest bearing	10,978	8,405	30.6	2,144	412.0
Securities:
Available-for-sale, at fair value	1,409,520	917,424	53.6	1,559,718	(9.6)
Held-to-maturity (fair values of $1,038,207; $619,617 and $983,997, respectively)	1,012,930	593,670	70.6	957,352	5.8
Total securities	2,422,450	1,511,094	60.3	2,517,070	(3.8)
Loans held for sale	7,899	5,865	34.7	10,765	(26.6)
Portfolio loans:
Commercial real estate	2,256,381	1,945,460	16.0	2,183,338	3.3
Commercial and industrial	737,878	638,410	15.6	725,730	1.7
Residential real estate	1,247,800	928,770	34.3	1,243,630	0.3
Home equity	416,889	330,031	26.3	403,387	3.3
Consumer	406,894	244,095	66.7	394,557	3.1
Total portfolio loans, net of unearned income	5,065,842	4,086,766	24.0	4,950,642	2.3
Allowance for loan losses	(41,710)	(44,654)	6.6	(41,624)	(0.2)
Net portfolio loans	5,024,132	4,042,112	24.3	4,909,018	2.3
Premises and equipment, net	112,203	93,135	20.5	111,699	0.5
Accrued interest receivable	25,759	18,481	39.4	27,000	(4.6)
Goodwill and other intangible assets, net	490,888	319,506	53.6	492,725	(0.4)
Bank-owned life insurance	150,980	123,298	22.5	155,894	(3.2)
Other assets	149,302	89,072	67.6	135,284	10.4
Total Assets	$ 8,470,298	$ 6,296,565	34.5	$ 8,452,430	0.2

Liabilities
Deposits:
Non-interest bearing demand	$ 1,311,455	$ 1,061,075	23.6	$ 1,280,329	2.4
Interest bearing demand	1,152,071	885,037	30.2	1,206,837	(4.5)
Money market	967,561	954,957	1.3	1,011,420	(4.3)
Savings deposits	1,077,374	842,818	27.8	1,064,426	1.2
Certificates of deposit	1,557,838	1,305,096	19.4	1,630,890	(4.5)
Total deposits	6,066,299	5,048,983	20.1	6,193,902	(2.1)
Federal Home Loan Bank borrowings	1,041,750	223,126	366.9	893,117	16.6
Other short-term borrowings	81,356	80,690	0.8	84,587	(3.8)
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,196	106,176	0.0	106,196	-
Total borrowings	1,229,302	409,992	199.8	1,083,900	13.4
Accrued interest payable	1,715	1,620	5.9	2,832	(39.4)
Other liabilities	50,850	47,780	6.4	56,054	(9.3)
Total Liabilities	7,348,166	5,508,375	33.4	7,336,688	0.2

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 100,000,000 and 50,000,000 shares authorized in 2015 and 2014, respectively; 38,546,042; 29,367,511 and 38,546,042 shares
issued, respectively; 38,459,635; 29,298,188 and 38,517,542 shares	80,304	61,182	31.3	80,304	-
outstanding, respectively
Capital surplus	516,294	244,661	111.0	515,783	0.1
Retained earnings	549,921	504,578	9.0	535,777	2.6
Treasury stock (86,407; 69,323 and 28,500 shares - at cost, respectively)	(2,640)	(2,151)	(22.7)	(890)	(196.6)
Accumulated other comprehensive loss	(20,954)	(18,825)	(11.3)	(14,446)	(45.1)
Deferred benefits for directors	(793)	(1,255)	36.8	(786)	(0.9)
Total Shareholders' Equity	1,122,132	788,190	42.4	1,115,742	0.6
Total Liabilities and Shareholders' Equity	$ 8,470,298	$ 6,296,565	34.5	$ 8,452,430	0.2

WESBANCO, INC.
Consolidated Selected Financial Highlights								Page 7
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	For the Three Months Ended December 31,				For the Year Ended December 31,
	2015		2014		2015		2014
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 11,647	0.21%	$ 8,042	0.30%	$ 15,467	0.17%	$ 25,713	0.23%
Loans, net of unearned income (1)	4,999,259	4.13	4,057,138	4.25	4,840,637	4.21	3,953,823	4.35
Securities: (2)
Taxable	1,861,808	2.26	1,141,069	2.52	1,757,288	2.24	1,158,738	2.52
Tax-exempt (3)	645,737	4.43	400,470	5.16	568,671	4.54	403,088	5.19
Total securities	2,507,545	2.82	1,541,539	3.20	2,325,959	2.80	1,561,826	3.21
Other earning assets (4)	39,902	4.09	9,135	6.61	28,721	5.61	11,726	7.91
Total earning assets (3)	7,558,353	3.69%	5,615,854	3.96%	7,210,784	3.75%	5,553,088	4.02%
Other assets	934,223		680,428		913,197		700,165
Total Assets	$ 8,492,576		$ 6,296,282		$ 8,123,981		$ 6,253,253

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 1,192,502	0.17%	$ 912,352	0.17%	$ 1,143,965	0.17%	$ 899,887	0.17%
Money market accounts	997,850	0.19	979,343	0.20	1,003,980	0.19	972,496	0.19
Savings deposits	1,068,401	0.06	829,215	0.06	1,044,079	0.06	822,221	0.06
Certificates of deposit	1,624,024	0.64	1,335,421	0.89	1,704,871	0.65	1,418,459	0.94
Total interest bearing deposits	4,882,777	0.31	4,056,331	0.39	4,896,895	0.32	4,113,063	0.42
Federal Home Loan Bank borrowings	881,471	1.06	124,892	1.01	591,506	0.93	81,159	1.19
Other borrowings	119,821	0.38	90,152	0.35	109,165	0.34	101,291	1.32
Junior subordinated debt	106,196	2.89	106,171	3.01	115,088	2.88	106,156	3.01
Total interest bearing liabilities	5,990,265	0.47%	4,377,546	0.47%	5,712,654	0.43%	4,401,669	0.52%
Non-interest bearing demand deposits	1,315,363		1,074,797		1,267,158		1,029,370
Other liabilities	62,189		42,360		84,679		41,791
Shareholders' equity	1,124,759		801,579		1,059,490		780,423
Total Liabilities and Shareholders' Equity	$ 8,492,576		$ 6,296,282		$ 8,123,981		$ 6,253,253
Taxable equivalent net interest spread		3.22%		3.49%		3.32%		3.50%
Taxable equivalent net interest margin		3.32%		3.60%		3.41%		3.61%

(1) Gross of allowance for loan losses and net of unearned income.  Includes non-accrual and loans held for sale.  Loan fees included in interest income on loans are $0.8 million and $1.0 million for the three months ended December 31, 2015 and 2014, respectively, and $1.5 million and $3.5 million for the year ended December 31, 2015 and 2014, respectively.  Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $0.9 million and $0.3 million for the three months ended December 31, 2015 and 2014, respectively, and $3.9 million and $1.4 million for the year ended December 31, 2015 and 2014, respectively, while accretion on  interest bearing liabilities acquired from the prior acquisitions was $0.6 million and $0.1 million for the three months ended December 31, 2015 and 2014, respectively, and $3.4 million and $0.7 million for the year ended December 31, 2015 and 2014, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.
(4) Interest income on other earning assets includes $0.6 million of a special dividend from FHLB Pittsburgh for the year ended December 31, 2015 and $0.5 million of interest on a federal income tax refund for the year ended December 31, 2014.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 8
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Interest income	2015	2015	2015	2015	2014
Loans, including fees	$ 52,080	$ 51,876	$ 52,316	$ 47,713	$ 43,491
Interest and dividends on securities:
Taxable	10,522	10,251	10,043	8,498	7,181
Tax-exempt	4,644	4,535	4,052	3,533	3,356
Total interest and dividends on securities	15,166	14,786	14,095	12,031	10,537
Other interest income	414	273	318	635	157
Total interest and dividend income	67,660	66,935	66,729	60,379	54,185
Interest expense
Interest bearing demand deposits	518	517	485	422	400
Money market deposits	484	485	490	456	483
Savings deposits	165	165	163	148	134
Certificates of deposit	2,630	2,662	2,869	2,872	2,980
Total interest expense on deposits	3,797	3,829	4,007	3,898	3,997
Federal Home Loan Bank borrowings	2,353	1,650	949	557	318
Other short-term borrowings	116	89	92	75	78
Junior subordinated debt owed to unconsolidated subsidiary trusts	774	758	888	894	806
Total interest expense	7,040	6,326	5,936	5,424	5,199
Net interest income	60,620	60,609	60,793	54,955	48,986
Provision for credit losses	2,585	1,798	2,681	1,289	1,880
Net interest income after provision for credit losses	58,035	58,811	58,112	53,666	47,106
Non-interest income
Trust fees	5,244	5,127	5,476	6,053	5,115
Service charges on deposits	4,401	4,425	4,249	3,652	4,028
Electronic banking fees	3,691	3,849	3,496	3,325	3,159
Net securities brokerage revenue	1,795	1,996	1,842	2,059	1,389
Bank-owned life insurance	1,598	1,021	989	1,251	1,037
Net gains on sales of mortgage loans	612	779	407	272	426
Net securities gains	880	47	-	22	147
Net gain / (loss) on other real estate owned and other assets	189	(18)	152	122	212
Other income	1,616	960	1,461	1,434	1,047
Total non-interest income	20,026	18,186	18,072	18,190	16,560
Non-interest expense
Salaries and wages	19,872	19,832	19,300	18,357	16,707
Employee benefits	6,745	6,028	6,807	7,316	5,229
Net occupancy	3,336	3,533	3,243	3,490	2,857
Equipment	3,506	3,731	3,017	2,973	3,008
Marketing	1,425	1,514	1,715	965	1,250
FDIC insurance	1,093	1,064	1,040	910	833
Amortization of intangible assets	811	815	944	566	466
Restructuring and merger-related expense	48	185	1,115	9,733	1,309
Other operating expenses	10,058	10,279	9,408	9,131	10,313
Total non-interest expense	46,894	46,981	46,589	53,441	41,972
Income before provision for income taxes	31,167	30,016	29,595	18,415	21,694
Provision for income taxes	8,165	7,768	7,962	4,528	5,182
Net Income	$ 23,002	$ 22,248	$ 21,633	$ 13,887	$ 16,512

Taxable equivalent net interest income	$ 63,121	$ 63,051	$ 62,975	$ 56,857	$ 50,793

Per common share data
Net income per common share - basic	$ 0.60	$ 0.58	$ 0.56	$ 0.40	$ 0.56
Net income per common share - diluted	$ 0.60	$ 0.58	$ 0.56	$ 0.40	$ 0.56
Dividends declared	$ 0.23	$ 0.23	$ 0.23	$ 0.23	$ 0.22
Book value (period end)	$ 29.18	$ 28.97	$ 28.42	$ 28.38	$ 26.90
Tangible book value (period end) (1)	$ 16.51	$ 16.27	$ 15.72	$ 15.67	$ 16.09
Average common shares outstanding - basic	38,507,772	38,523,593	38,472,229	34,393,137	29,291,440
Average common shares outstanding - diluted	38,538,771	38,556,995	38,531,700	34,478,335	29,383,506
Period end common shares outstanding	38,459,635	38,517,542	38,519,170	38,449,812	29,298,188
Full time equivalent employees	1,633	1,637	1,667	1,713	1,448

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights									Page 9
(unaudited, dollars in thousands)
	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
Asset quality data	2015		2015		2015		2015		2014
Non-performing assets:
Troubled debt restructurings - accruing	$ 11,548		$ 12,030		$ 12,958		$ 17,330		$ 12,066
Non-accrual loans:
Troubled debt restructurings	12,354		12,661		13,140		9,224		5,420
Other non-accrual loans	28,764		28,633		35,064		32,150		33,398
Total non-accrual loans	41,118		41,294		48,204		41,374		38,818
Total non-performing loans	52,666		53,324		61,162		58,704		50,884
Other real estate and repossessed assets	5,825		6,062		6,168		6,226		5,082
Total non-performing assets	$ 58,491		$ 59,386		$ 67,330		$ 64,930		$ 55,966

Past due loans (1):
Loans past due 30-89 days	$ 11,005		$ 12,422		$ 10,320		$ 12,003		$ 9,347
Loans past due 90 days or more	3,126		6,079		2,471		1,031		2,288
Total past due loans	$ 14,131		$ 18,501		$ 12,791		$ 13,034		$ 11,635

Criticized and classified loans (2):
Criticized loans	$ 26,298		$ 32,253		$ 28,280		$ 40,659		$ 34,288
Classified loans	53,408		49,204		54,645		52,295		46,851
Total criticized and classified loans	$ 79,706		$ 81,457		$ 82,925		$ 92,954		$ 81,139

Loans past due 30-89 days / total portfolio loans	0.22%		0.25%		0.21%		0.25%		0.23%
Loans past due 90 days or more / total portfolio loans	0.06		0.12		0.05		0.02		0.06
Non-performing loans / total portfolio loans	1.04		1.08		1.24		1.20		1.25
Non-performing assets/total portfolio loans, other
real estate and repossessed assets	1.15		1.20		1.36		1.33		1.37
Non-performing assets / total assets	0.69		0.70		0.80		0.79		0.89
Criticized and classified loans / total portfolio loans	1.57		1.65		1.68		1.91		1.99

Allowance for loan losses
Allowance for loan losses	$ 41,710		$ 41,624		$ 43,419		$ 44,173		$ 44,654
Provision for credit losses	2,585		1,798		2,681		1,289		1,880
Net loan and deposit account overdraft charge-offs	2,516		3,768		3,108		1,747		2,332

Annualized net loan charge-offs /average loans	0.20%		0.30%		0.25%		0.16%		0.23%
Allowance for loan losses / total portfolio loans	0.82%		0.84%		0.88%		0.91%		1.09%
Allowance for loan losses / non-performing loans	0.79	x	0.78	x	0.71	x	0.75	x	0.88	x
Allowance for loan losses / non-performing loans and
loans past due	0.62	x	0.58	x	0.59	x	0.62	x	0.71	x

	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
	2015		2015		2015		2015		2014
Capital ratios
Tier I leverage capital	9.38%		9.39%		9.29%		10.62%		9.88%
Tier I risk-based capital	13.39		13.69		13.47		14.09		13.76
Total risk-based capital	14.15		14.48		14.30		14.92		14.81
Common equity tier 1 capital ratio (CET 1)	11.70		11.93		11.71		11.49
Average shareholders' equity to average assets	13.24		13.20		13.29		12.71		12.73
Tangible equity to tangible assets (3)	7.95		7.87		7.68		7.78		7.88

(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES	Page 10
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco's operating performance and trends, and facilitate comparisons with the performance of WesBanco's peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco's financial statements.

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2015	2015	2015	2015	2014	2015	2014
Return on average tangible equity:
Net income (annualized)	$ 91,258	$ 88,267	$ 86,770	$ 56,319	$ 65,510	$ 80,762	$ 69,974
Plus: amortization of intangibles (annualized) (1)	2,091	2,102	2,462	1,491	1,202	2,038	1,248
Net income before amortization of intangibles (annualized)	93,349	90,369	89,232	57,810	66,712	82,800	71,222

Average total shareholders' equity	1,124,759	1,108,616	1,100,302	956,836	801,579	1,059,490	780,423
Less: average goodwill and other intangibles, net of def. tax liability	(488,677)	(488,726)	(447,709)	(412,454)	(317,061)	(442,215)	(317,523)
Average tangible equity	$ 636,082	$ 619,890	$ 652,593	$ 544,382	$ 484,518	$ 617,275	$ 462,900

Return on average tangible equity	14.68%	14.58%	13.67%	10.62%	13.77%	13.41%	15.39%

Efficiency ratio:
Non-interest expense	$ 46,894	$ 46,981	$ 46,589	$ 53,441	$ 41,972	$ 193,923	$ 161,633
Less: restructuring and merger-related expense	(48)	(185)	(1,115)	(9,733)	(1,309)	(11,082)	(1,309)
Non-interest expense excluding restructuring and merger-related expense	46,846	46,796	45,474	43,708	40,663	182,841	160,324

Net interest income on a fully taxable equivalent basis	63,121	63,051	62,975	56,857	50,793	246,014	200,545
Non-interest income	20,026	18,186	18,072	18,190	16,560	74,466	68,504
Net interest income on a fully taxable equivalent basis plus non-interest income	$ 83,147	$ 81,237	$ 81,047	$ 75,047	$ 67,353	$ 320,480	$ 269,049
Efficiency Ratio	56.34%	57.60%	56.11%	58.24%	60.37%	57.05%	59.59%

Net Income, excluding after-tax merger-related expenses:
Net income	$ 23,002	$ 22,248	$ 21,633	$ 13,887	$ 16,512	$ 80,762	$ 69,974
Add: After-tax merger-related expenses (1)	31	120	725	6,326	851	7,203	851
Net income, excluding after-tax merger-related expenses	$ 23,033	$ 22,368	$ 22,358	$ 20,213	$ 17,363	$ 87,965	$ 70,825

Net Income, excluding after-tax merger-related expenses per diluted share:
Net income per diluted share	$ 0.60	$ 0.58	$ 0.56	$ 0.40	$ 0.56	$ 2.15	$ 2.39
Add: After-tax merger-related expenses per diluted share (1)	-	-	0.02	0.19	0.03	0.19	0.03
Net income, excluding after-tax merger-related expenses per diluted share	$ 0.60	$ 0.58	$ 0.58	$ 0.59	$ 0.59	$ 2.34	$ 2.41

	Period End
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2015	2015	2015	2015	2014
Tangible book value:
Total shareholders' equity	$ 1,122,132	$ 1,115,742	$ 1,094,653	$ 1,091,384	$ 788,190
Less: goodwill and other intangible assets, net of def. tax liability	(487,270)	(488,893)	(488,949)	(488,911)	(316,914)
Tangible equity	634,862	626,849	605,704	602,473	471,276

Common shares outstanding	38,459,635	38,517,542	38,519,170	38,449,812	29,298,188

Tangible book value	$ 16.51	$ 16.27	$ 15.72	$ 15.67	$ 16.09

Tangible equity to tangible assets:
Total shareholders' equity	$ 1,122,132	$ 1,115,742	$ 1,094,653	$ 1,091,384	$ 788,190
Less: goodwill and other intangible assets, net of def. tax liability	(487,270)	(488,893)	(488,949)	(488,911)	(316,914)
Tangible equity	634,862	626,849	605,704	602,473	471,276

Total assets	8,470,298	8,452,430	8,375,419	8,233,279	6,296,565
Less: goodwill and other intangible assets, net of def. tax liability	(487,270)	(488,893)	(488,949)	(488,911)	(316,914)
Tangible assets	$ 7,983,028	$ 7,963,537	$ 7,886,470	$ 7,744,368	$ 5,979,651

Tangible equity to tangible assets	7.95%	7.87%	7.68%	7.78%	7.88%